UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2007.
GLASSMASTER COMPANY
(Exact name of registrant as specified in its charter)

South Carolina	0-2331	57-0283724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 788, Lexington SC	29071
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 803-359-2594
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
The Company was notified on Friday, February 9, 2007 that it’s primary lender had called all outstanding loans and froze the Company’s bank accounts with the lender. The Company is in negotiations with the lender and other partners to resolve the matter.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSMASTER COMPANY
Date: February 15, 2007	By:	/s/ Nathan Leaphart
Nathan Leaphart
Chief Financial Officer